GRIST MILL CO. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                 (Unaudited, in thousands except per share data)


                                                          Three Months Ended Nine Months Ended
                                                            February 28        February 28
                                                          ---------------     ---------------
                                                           1998     1997       1998     1997
                                                          ------   ------     ------   ------
Basic earnings per share:

Net earnings applicable to common stock                   $1,310   $  549     $4,014   $1,621
                                                          ======   ======     ======   ======

Average number of common and common
     equivalent shares outstanding:                        6,859    6,760      6,790    6,772
                                                          ======   ======     ======   ======

Basic earnings per share                                  $  .19   $  .08     $  .59   $  .24
                                                          ======   ======     ======   ======


Diluted earnings per share:

Earnings for diluted computation                          $1,310   $  549     $4,014   $1,621
                                                          ======   ======     ======   ======

Average number of common and common shares outstanding:
Average common shares outstanding                          6,859    6,760      6,790    6,772
Dilutive effect of stock options                             144       12        124       14
                                                          ------   ------     ------   ------
                                                           7,003    6,772      6,914    6,786
                                                          ======   ======     ======   ======

Fully diluted earnings per share:                         $  .19   $  .08     $  .58   $  .24
                                                          ======   ======     ======   ======